Exhibit 23.1







                             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation in this Registration Statement of New England Community Bancorp, Inc. on Form S-8, of our report dated January 30, 1997, except for Note 13 as to which the date is February 20, 1997, included in the Annual Report of New England Community Bancorp, Inc. as of December 31, 1996 and for the year then ended.




                                             SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
September 5, 1997